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                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549
                             ________

                             FORM 8-A


         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

          Oxford Tax Exempt Fund II Limited Partnership
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      (Exact Name of Registrant as Specified in its Charter)


    Maryland                                      52-1394232
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(State of Incorporation                      (I.R.S. Employer
   or Organization)                         Identification no.)

7200 Wisconsin Avenue; Suite 1100
Bethesda, Maryland                                   20814
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(Address of principal                            (zip code)
 executive offices)

If this Form relates to the         If this Form relates to the
registration of a class             registration of a class of debt
of debt securities and is           securities and is to become
effective upon filing pursuant      effective simultaneously with
to General Instruction A(c)(1)      the effectiveness of a
please check the following box.     concurrent registration
[ ]                                 statement under the Securities
                                    Act of 1933 pursuant to General
                                    Instruction A(c)(2) please
                                    check the following box.  [ ]


 Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                 Name of Each Exchange on Which
to be so Registered                 Each Class is to be Registered
-------------------                 ------------------------------

Beneficial Assignee Interests       American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

     None
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(Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     The securities to be registered are beneficial assignee interests ("BACs") which represent assignments of the existing limited partnership interests in Oxford Tax Exempt Fund II Limited Partnership ("OTEF II"). Information concerning the BACs to be registered hereunder is incorporated by reference from OTEF II's Quarterly Report on Form 10-Q for the period ended June 30, 1995, OTEF II's Quarterly Report on Form 10-Q/A for the period ended March 31, 1997 and OTEF II's Registration Statement on Form 10/A (No. 0-25600) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 2.  Exhibits.
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     1.   Articles of Incorporation of OTEF II Corporation.
     2.   Bylaws for OTEF II Corporation.
     3.   Articles of Incorporation of OTEF II Assignor Corporation.
     4.   Bylaws of OTEF II Assignor Corporation.
     5.   Certificate of Limited Partnership of OTEF II, dated
          February 2, 1995.
     6.   Agreement of Limited Partnership of OTEF II, dated as of
          February 2, 1995.
     7. Amendment to the Certificate of Limited Partnership of OTEF II, dated February 16, 1995.
     8. First Amendment to the Agreement of Limited Partnership of OTEF II, dated as of February 16, 1995.
     9. First Amended and Restated Agreement of Limited Partnership of OTEF II, dated as of June 1, 1995.
    10. Second Amended and Restated Agreement of Limited Partnership of OTEF II, dated as of June 26, 1995.
    11. Third Amended and Restated Agreement of Limited Partnership of OTEF II, dated as of June 26, 1995.
    12.   OTEF II's Annual Report on Form 10-K for the year ended
          December 31, 1996.
    13. OTEF II's Annual Report to securityholders for the fiscal year ended December 31, 1996.
    14. OTEF II's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
    15. OTEF II's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997.
    16.   OTEF II's Registration Statement on Form 10/A pursuant to
          Section 12(g) of the Securities Exchange Act of 1934 dated as of February 22, 1995, together with all amendments to such Registration Statement (No. 0-25600).
    17.   A specimen certificate of the OTEF II BACs.










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                               SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                     OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP

                     By:  Oxford Tax Exempt Fund II Corporation,
                          Managing General Partner of the Registrant

Date: June 18, 1997       By: /s/Richard R. Singleton
      -------------           -----------------------
                              Richard R. Singleton,
                              Senior Vice President and
                                Chief Financial Officer


     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date: June 18, 1997        By: /s/Leo E. Zickler
      -------------            -----------------
                               Leo E. Zickler
                               Chairman of the Board of Directors and
                                Chief Executive Officer


Date: June 18, 1997        By: /s/Francis P. Lavin
      -------------            -------------------
                               Francis P. Lavin
                               Director and President


Date: June 18, 1997        By: /s/Robert B. Downing
      -------------            --------------------
                               Robert B. Downing
                               Director and Executive Vice President